						   June 12, 1996


Dear Shareholder:

   It is our pleasure to invite you to attend the Annual Meeting of Shareholders of Metropolitan Bancorp. Our meeting will be held at the Washington Athletic Club, Noble Room, 1325 Sixth Avenue, Seattle, Washington, on Wednesday, July 17, 1996, at 2 p.m.

   The Company's Notice of Annual Meeting and Proxy Statement is attached and describes in detail the formal business we will transact. As an integral part of the meeting, we will report on the Company's operations. Our directors and officers will, of course, be available for your questions.

   Detailed information concerning our activities and operating performance during the fiscal year ended March 31, 1996 is contained in our Annual Letter to Shareholders and Form 10-K, which are also enclosed.

   Your vote is important, regardless of the number of shares you own. ON BEHALF OF THE BOARD OF DIRECTORS, WE URGE YOU TO COMPLETE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. This will not prevent you from voting in person at the meeting, but will ensure that your vote is counted if you are unable to attend.

						   Sincerely,

						   /s/ Patrick F. Patrick

						   Patrick F. Patrick
						   President and Chief Executive Officer

					METROPOLITAN BANCORP
					 1520 Fourth Avenue
				 Seattle, Washington 98101-1648
					   (206) 625-1818


			  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
				   To Be Held on July 17, 1996


   Notice is hereby given that the Annual Meeting of Shareholders of Metropolitan Bancorp (the "Company"), will be held at the Washington Athletic Club, Noble Room, 1325 Sixth Avenue, Seattle, Washington, on Wednesday, July 17, 1996, at 2 p.m., Pacific Daylight Time.

A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

The Annual Meeting is for the purpose of considering and acting upon:

1.  The election of three directors of the Company for three-year terms; and

2. Such other matters as may properly come before the Annual Meeting or any adjournments thereof.

NOTE: The Board of Directors is not aware of any other business to come before the Annual Meeting.

   Any action may be taken on the foregoing proposal at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned. Shareholders of record of the Company at the close of business on June 1, 1996, are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

   You are requested to complete, sign and date the enclosed form of proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Annual Meeting in person.

						By Order of the Board of Directors

						/s/  Edwin C. Hedlund

						Edwin C. Hedlund
						Secretary
Seattle, Washington
June 12, 1996

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE YOUR COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

					   PROXY STATEMENT
						   OF
					 METROPOLITAN BANCORP
					   1520 4TH AVENUE
				  SEATTLE, WASHINGTON  98101-1648
					   (206) 625-1818

				  ANNUAL MEETING OF SHAREHOLDERS
					    JULY 17, 1996

   This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Metropolitan Bancorp (the "Company") for use at the Annual Meeting of Shareholders of the Company (the "Meeting") to be held at the Washington Athletic Club, Noble Room, 1325 Sixth Avenue, Seattle, Washington 98101, on Wednesday, July 17, 1996, at 2 p.m., and at any adjournment of such meeting. The accompanying Notice of Annual Meeting of Shareholders and this Proxy Statement are being first mailed to shareholders on or about June 12, 1996. The shareholders are being asked to vote on the election of three directors.

					REVOCATION OF PROXIES

   The enclosed proxy is being solicited only for the Meeting and any adjournments thereof and will not be voted at any other meeting. Shareholders who execute a proxy retain the right to revoke it at any time before it is voted. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Before they are exercised, proxies may be revoked by written notice to Edwin C. Hedlund, the Secretary of the Company, at the address set forth above, or by the signing and delivering of the later proxy prior to a vote being taken on a particular proposal at the Meeting. A proxy will not be voted if a shareholder attends the Meeting and votes in person. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted for the election of the nominees to the Board of Directors named on the following page.

				OUTSTANDING SHARES AND VOTING RIGHTS

   Holders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), as of the close of business on June 1, 1996 are entitled to one vote for each share then held. As of June 1, 1996, the Company had 3,710,205 shares of Common Stock issued and outstanding. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting.

   Under applicable law, the Company's Articles of Incorporation and the Company's Bylaws, if a quorum is present at the Meeting, the three nominees for election to the Board of Directors who receive the greatest number of votes cast for the election of Directors at the Meeting by the shares present in person or represented by proxy at the Meeting shall be elected Directors. In the election of Directors, an abstention or broker nonvote will have the effect of withholding a vote with respect to that nominee.

				PROPOSAL - ELECTION OF DIRECTORS

   The Company's Board of Directors is divided into three classes as nearly equal in number as possible. The term of office of only one class of directors expires in each year, and their successors are elected for terms of three years and until their successors are elected and qualified.

   At the Meeting, three directors, David C. Cortelyou, John H. Fairchild, and Virgil Fassio, will stand for election to a three-year term. Unless otherwise specified on the proxy, it is intended that the persons named in the proxies solicited by the Board will vote for the election of the nominees named below. The Company's Articles of Incorporation and Bylaws provide that shareholders may not cumulate their votes for the election of directors at this Meeting.

   If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend. At this time the Board of Directors knows of no reason why any nominee might be unable to serve.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE NOMINEES NAMED BELOW FOR DIRECTORS OF THE COMPANY.

			   Information With Respect To Directors

   The following table sets forth the names of the Board of Directors' nominees for election as directors and of those directors continuing in office. Mr. W. Gordon Dowling, currently a director of the Company, will retire as a director effective immediately following the Annual Meeting of Shareholders. The size of the Board of Directors will be reduced to nine directors effective with Mr. Dowling's retirement. Also set forth is certain other information with respect to each person's age, principal occupation(s) during the past five years, the year he first became a director and any position(s) held with the Company.


                                                      Year
                                                      First Elected
Name                    Age<F1>  Positions(s) Held    Or Appointed      Year Term
                                 With the Company     Director<F2>      Expires
BOARD NOMINEES

David C. Cortelyou      57       Director             1993              1999<F3>
John H. Fairchild       57       Director             1994              1999<F3>
Virgil Fassio           68       Director             1993              1999<F3>

DIRECTORS CONTINUING IN OFFICE

John F. Clearman        58       Director,            1993              1998
                                 Vice Chairman
Allen E. Doan           62       Director,            1981              1997
                                 Chairman
H. Dennis Halvorson     57       Director             1994              1997
Larry O. Hillis         56       Director             1989              1998
John J. Knight          69       Director             1965              1997
Patrick F. Patrick      54       Director,            1990              1998
                                 President and
                                 Chief Executive
                                 Officer

<F1>  As of May 1, 1996.
<F2>  Includes tenure as a director of Metropolitan Federal Savings and Loan
      Association of Seattle ("Metropolitan Savings"). In 1993, Metropolitan Savings formed the Company and became a subsidiary in connection with a reorganization into a holding company structure.
<F3>  Assuming the nominees are elected.

   Information concerning each director of the Company is set forth below.

   ALLEN E. DOAN, Director since 1981 and Chairman of the Board since 1992, is a retired cardiologist. He practiced in Bellevue, Washington from 1966 until his retirement in March 1996. He was chief of staff of Overlake Hospital from 1981 to 1982. He has also organized and managed cardiology clinics and a Medic I program in the Bellevue area.

   JOHN F. CLEARMAN, Director since July 1993, and Vice Chairman of the Board since 1994, served as president and chief executive officer of N.C. Machinery Co. from 1985 until his retirement in January 1994, and as chief financial officer of that company from 1982 to 1985. He served as partner in the international accounting firm Deloitte & Touche LLP, from 1968 until 1982.
He also serves on the boards of directors of Esterline Corporation, Lang Manufacturing, Pinnacle Publishing, St. Andrews Housing Group, and Barclay Dean Co. He is past chair of The Economic Development Council of Seattle & King County, Puget Sound Chapter of Financial Executives Institute, and the Washington Society of CPAs, and currently serves as a board member of numerous philanthropic and civic organizations.

   DAVID C. CORTELYOU, Director since March 1993, is president and chief executive officer of UNICO Properties, Inc. He has been employed by UNICO since 1963, and has been its president and chief executive officer since February 1992. Among his many civic and charitable activities, he is president of Seattle Rotary #4, and former chair of the Downtown Seattle Association and the 1990 Seattle Public School Levy.

   W. GORDON DOWLING, Director since April 1990, served as president and chief executive officer of West Coast Fruit and Produce for 25 years before retiring in 1989. He is active in an investment and development partnership named Anderson Dowling Partnership. He has been active in the Puget Sound banking community for many years, having served on the board of directors of State Mutual Bank prior to its acquisition by United Bank, a Savings Bank, in 1985. He then served on the board of United Bank until it was acquired by Rainier Bank, now Seafirst, in 1987, and is a former director of the Bank of Tacoma. Mr. Dowling is a trustee of Annie Wright School.

   JOHN H. FAIRCHILD, Executive Vice President and a Director since July 1994, serves as President and Chief Executive Officer of Phoenix Mortgage & Investment, Inc., a subsidiary of the Company. He founded Phoenix Mortgage & Investment, Inc. in 1984 and has continually served as its president and chief executive officer. Previously, he had founded Fairchild Mortgage Service, Inc. and Columbia Mortgage Service, Inc. He is currently a director of Interlinq Software Corporation and on the advisory board of the Western Region of the Federal National Mortgage Association. Mr. Fairchild was treasurer of the Washington Mortgage Bankers Association in 1990 and 1991 and on the advisory board of Chicago Title Company in 1989 and 1990.

   VIRGIL FASSIO, Director since March 1993, served as publisher of the Seattle Post-Intelligencer from 1978 until his retirement in 1993. He had earlier been an executive with several other newspapers including the Chicago Tribune and Detroit Free Press. He is chair of the Hope Heart Institute, past chair of the Washington Council on International Trade, the Downtown Seattle Association, and the Seattle-King County Convention and Visitors Bureau, and currently serves on the boards of various other civic and philanthropic organizations.

   H. DENNIS HALVORSON, Director since September 1994, served as a thrift executive until his retirement in 1989. He was director of regulatory affairs at the Federal Home Loan Bank of Seattle, president and chief executive officer of United Bank, a Savings Bank, and executive vice president and trustee of Puget Sound Mutual Savings Bank.

   LARRY O. HILLIS, Director since 1989, is a real estate investor and developer, and has been his entire career. He was the owner of Hillis Homes, Inc., a well-known Puget Sound single-family residential real estate development company, from 1967 until he sold the company to Centex Corporation in 1980. Mr. Hillis currently serves as chairman of the board of Commonwealth Land Title Company of Snohomish County and Evergreen Title Company, Inc.

   JOHN J. KNIGHT, Director since 1965, served as president of Pacific Equipment Company from 1965 until 1980. Mr. Knight has been retired since 1980.

   PATRICK F. PATRICK has served as President, Chief Executive Officer and a Director since May 1990. He was the president and chief executive officer of Prudential Bancorporation and Prudential Bank, FSB, Seattle, Washington. He was also the chief executive officer of Mariner Federal Savings and Loan Association as part of the FSLIC Management Consignment Program.

                Meetings and Committees of the Board of Directors

   From April 1, 1995, through March 31, 1996, the Company's Board of Directors held 13 meetings. No director of the Company attended fewer than 75% of the total meetings of the Board of Directors and committee meetings on which such Board member served. The following describes the duties and responsibilities of certain committees of the Board of Directors, current membership of these committees and the number of committee meetings held in fiscal year 1996.

   The Audit Committee is comprised of Directors Knight (Chairman), Fassio, Hillis and Clearman. It serves as the Board of Directors' liaison with the Company's internal auditor. The committee meets quarterly. From April 1, 1995, through March 31, 1996, the committee met four times.

   The Stock Options and Compensation Committee of the Board of Directors is comprised of Directors Halvorson (Chairman), Clearman, Dowling and Fassio. This committee administers the executive compensation program. From April 1, 1995, through March 31, 1996, the committee met four times.

   The Executive and Nominating Committee is comprised of Directors Clearman (Chairman), Doan, Halvorson, Patrick, Hillis and Knight. This committee makes nominations annually for members of the Board of Directors. From April 1, 1995, through March 31, 1996, the committee met three times. The Executive and Nominating Committee will consider proposals for nominees for director from shareholders that are made in writing to the Corporate Secretary of the Company at 1520 4th Avenue, Seattle, WA 98101-1648. Such nominations must be received by the Company not less than 60 nor more than 90 days before the Annual Meeting.

				    Director Compensation

   Members of the Company's Board of Directors who are not officers of the Company receive a quarterly retainer of $1,500 and a fee of $500 for each board meeting and $200 for each committee meeting attended not held in conjunction with a board meeting. The Vice Chairman of the Board also receives an additional annual fee of $5,000 and health benefits for Vice Chairman duties. Officers of the Company who serve on the Board of Directors receive no fee.

   The Company's Stock Option Plan for Non-employee Directors, which was approved by the Company's shareholders in July 1993, provided for an automatic grant of options to purchase 6,600 shares (after adjustment for the August 1994 stock dividend) of the Company's Common Stock to each non-employee director upon the effectiveness of the plan and provides for an automatic grant of options to purchase 6,600 shares of the Company's Common Stock upon each non-employee director's initial election or appointment. Options under the plan are granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Of the options granted, options to purchase 2,200 shares vest immediately, options to purchase 2,200 shares vest on the first anniversary of the date of grant provided that the optionee remains a director, and options to purchase the remaining 2,200 shares vest on the second anniversary of the date of grant provided that the optionee remains a director. Upon approval of the plan by the Company's shareholders in July 1993, options to purchase 6,600 shares were granted to each of: Messrs. Cortelyou, Doan, Dowling, Fassio, Hillis and Knight pursuant to the plan. Options to purchase 6,600 shares were granted to Mr. Clearman upon his appointment to the Board of Directors in July 1993, and to Mr. Halvorson upon his appointment to the Board of Directors in September 1994.

				    Executive Compensation

   The tables set forth below provide information with respect to the annual and long-term compensation for services in all capacities to the Company for fiscal years 1996, 1995, and 1994, and the option values in and at the end of fiscal year 1996 of those persons who were, at March 31, 1996, the Company's Chief Executive Officer and the other most highly compensated executive officers whose salary and bonus exceeded $100,000 in fiscal 1996 (the "named executive officers"). No options were granted to the named executive officers in fiscal 1996.

				  Summary Compensation Table

                                    Annual               Long-Term
                        Year        Compensation         Compensation
Name and                Ended                            Number of      All Other
Principal Position      March 31,   Salary    Bonus<F1>  Options        Compensation
Patrick F. Patrick      1996        $225,100                            $12,180<F2>
President, Chief        1995         224,900                             10,920<F2>
Executive Officer       1994         200,000  $16,667    15,000           8,994<F2>
and Director

John H. Fairchild<F3>   1996         112,500                                900<F4>
Executive Vice          1995         170,000                                900<F4>
President and Director
of the Company, Chief
Executive Officer,
Phoenix Mortgage &
Investment, Inc.

Michael M. Pete<F5>     1996         102,200                              6,653<F6>
Chief Financial         1995          56,959             30,000           3,174<F6>
Officer, Senior
Vice President and
Treasurer

<F1>  The bonus shown for fiscal 1994 represents amounts paid in fiscal 1995 for services rendered in fiscal 1994.
<F2>  Represents $9,240, $7,980, $8,994 in Company matching contributions under the 401(k) feature of the Deferred Profit Sharing Plan in 1996, 1995, and 1994, respectively; $1,440 in life insurance premiums and a $1,500 automobile allowance in both 1996 and 1995.
<F3>  John Fairchild joined the Company on July 1, 1994.
<F4>  Represents $900 in Company matching contributions under the 401(k)
      feature of the Deferred Profit Sharing Plan.
<F5>  Michael Pete joined the Company on September 1, 1994.
<F6>  Represents $6,125 and $3,000 in Company matching contributions under the
      401(k) feature of the Deferred Profit Sharing Plan in 1996 and 1995, respectively; and $528 and $174 in life insurance premiums in 1996 and 1995, respectively.

			Aggregated Option Exercises In Fiscal Year 1996
				and Fiscal Year-End Option Values

                                                      Value of Unexercised
                        Number of Unexercised         In the Money Options at
                        Options at Fiscal Year End    Fiscal Year End<F1>
Name                    Exercisable   Unexercisable   Exercisable   Unexercisable
Patrick F. Patrick         60,500            0         $231,346      $     0
John H. Fairchild               0            0                0            0
Michael M. Pete            20,000       10,000         $ 21,250      $10,625

<F1>  This amount represents the aggregate of the number of in-the-money options multiplied by the difference between the closing price of the Company's Common Stock on the NASDAQ National Market System on March 29, 1996, and the exercise price for that option.

No options were exercised by the named executive officers during fiscal 1996.

				CHANGE IN CONTROL ARRANGEMENTS
   Pursuant to the Company's Stock Option and Incentive Plan (the "Stock Plan"), in the event of a change in control or imminent change in control of the Company (as defined in the Stock Plan), all outstanding stock options become immediately exercisable and the optionee, at the discretion of the Plan administrator, is entitled to receive cash in an amount equal to the fair market value of the Company's Common Stock subject to the option minus the exercise price for such option.

    STOCK OPTIONS AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The Company's executive compensation program is administered by the Stock Options and Compensation Committee (the "Committee"), which is comprised of four non-employee directors. The Committee works with management to develop compensation plans for the Company and is responsible for determining the compensation of each executive officer and recommending such compensation to the Board of Directors.

   The Company's executive compensation program is designed to align executive compensation with the Company's business objectives and long-term interests of shareholders, and to enable the Company to attract, retain and reward executive officers who contribute, and are expected to continue to contribute, to the Company's long-term success.

   The Committee considers many factors in setting compensation for the President and Chief Executive Officer and establishing guidelines for the compensation of other executive officers of the Company. Among the most important of these factors are: (1) establishing compensation that is commensurate with the Company's performance, as measured by operating, financial and strategic goals (Company performance is measured against previous performance, budgeted goals, the operating results of the Company's Peer Group (the "Peer Group"), which is comprised of Pacific Northwest financial institutions of a similar asset size and complexity (most of which are included in the CRSP NASDAQ Financial Stock Index used in the Company's performance graph that appears later in this proxy statement), and the performance of the economy as a whole); (2) individual performance in terms of both qualitative and quantitative goals (in setting compensation for executive officers the Committee assesses, in varying degrees depending upon the position held by the individual officer, the performance of the Company, the performance of the officer's department, and the officer's individual performance; and, with the exception of assessing the performance of the Company, the Committee does not have specific measures and its decisions are subjective); (3) industry surveys of compensation for comparable positions in the Company's Peer Group; and (4) retention of superior executives by providing some equity-based compensation, currently in the form of stock options. It is the Committee's belief that officers who are owners of their company not only have longer tenure, but are also more aligned with the long-term performance expectations of shareholders.

   COMPONENTS OF COMPENSATION. At present, the executive compensation program is comprised of base salary, annual cash incentive compensation and long-term incentive compensation in the form of stock options.

Base Salary

   Base salaries of the President and Chief Executive Officer and the other executive officers are based on surveys and data relating to the Company's Peer Group. These surveys are used to determine whether compensation is competitive with that offered by other companies in the banking and financial services industries. In addition, base salaries are based on an assessment of individual performance and are not routinely increased. In assessing performance, the Committee takes into consideration individual experience and contributions, level of responsibility, department performance, and Company performance, which is measured primarily by net income. With the exception of Company performance, the Committee does not have any specific measures, and its decisions are subjective. During fiscal 1996, the salaries of certain executive officers, based in part on individual contributions and Company performance during fiscal 1996, were increased an average of 2.8%. Consistent with the Company's compensation program for all employees, base salaries for executive officers are below the median for executive officers in the Company's Peer Group. The Compensation policy allows for total compensation of individuals to exceed the median through incentive compensation plans based on achievement of the Company's operating, financial and strategic objectives.

Annual Cash Incentive Compensation

  The Annual Cash Incentive Compensation Program is intended to assist in the attraction and retention of qualified employees and to further link the financial interest and objectives of employees with those of the Company. The Program is designed to encourage and reward the achievement of the Company's operating, financial and strategic objectives which focus on fundamental earnings from recurring sources. The fiscal 1996 program set operating profit goals concerning net income and earnings per share. Due to industry conditions and the build-up of four new savings branches (additions which the Committee believes will enhance long-term earnings), the Company did not meet its operating profit goals for fiscal 1996. Therefore, no bonuses were paid to executive officers for fiscal 1996.

Incentive Stock Option Plan.

   Awards of stock options under the Company's incentive stock option plan are designed to more closely align the long-term interests of the Company's executives and its shareholders, and to assist in the retention of executives.
  The Committee selects the executive officers, if any, to receive stock options, and determines the number of shares subject to each grant. The Committee's determination of the size of option grants is generally intended to reflect an executive's position with the Company and his or her contributions, as described above, relative to guidelines for compensation. The option plan has a ten-year term, and options generally become exercisable according to the following schedule: one-third upon grant, another one-third exercisable upon the first anniversary of the grant, with all options granted exercisable upon the second anniversary of the grant. The Committee reviews the outstanding options of the executive officers from time to time and may grant additional options to encourage the retention of executive officers. Subsequent option grants are primarily based on the Company's net income, without setting specific goals, but consideration is also given to the Company's size and the number of outstanding options held by individual executive officers. Considering all these factors, no options were granted to the named executive officers during fiscal year 1996.

President and Chief Executive Officer Compensation.

   The compensation for the Company's President and Chief Executive Officer, Mr. Patrick, was determined based on the same policies and criteria as the compensation for the other executive officers. Mr. Patrick received a base salary increase of $15,000 effective April 1, 1996, which represents an increase of 6.7% based in part on individual contributions and Company performance during fiscal 1996. The previous base salary increase Mr. Patrick received was effective two years earlier, on April 1, 1994. Based on the factors described above and consistent with the treatment of other executive officers, no bonuses were paid or options granted to Mr. Patrick for fiscal 1996.

Tax Deductibility Limitation for Executive Compensation.

   Under Section 162(m) of the Internal Revenue Code, publicly traded companies are prohibited from receiving a tax deduction for compensation in excess of $1 million paid to the chief executive officer or to any of its four other most highly compensated executive officers for any fiscal year. The prohibition does not apply to certain performance-based compensation. The Committee intends to maintain the Company's stock option plan so that option grants under the plan will be treated as performance-based compensation that may be excluded from the deductibility limit. To the extent that there is no adverse effect on the Company's ability to provide competitive compensation, it is the policy of the Committee and the Board to minimize executive compensation that may not be deductible for tax purposes. At this time, the Company's executive officer compensation which is subject to the deductibility limit does not exceed $1 million and, in the Committee's view, is not likely to be affected by the nondeductibility rules in the near future.

Submitted by Members of the Stock Options and Compensation Committee.

					H. Dennis Halvorson, Chairman
					John F. Clearman
					W. Gordon Dowling
					Virgil Fassio

		COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   During fiscal 1996, certain directors (including members of the Stock Options and Compensation Committee) and executive officers of the Company, their associates, and members of their immediate families were customers of the Company and subsidiaries. Transactions which involved loans by the subsidiaries with such persons were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other unfavorable features.

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, and written representations that no other reports were required during the fiscal year, all reports required by Section 16(a) to be filed by its officers, directors and greater-than-10-percent beneficial owners were timely filed.

					PERFORMANCE GRAPH
			  Cumulative Total Return Comparison<F1>

                                      1991   1992   1993   1994   1995   1996
                                      ----   ----   ----   ----   ----   ----
MSEA                    [diamond]     $100   $170   $204   $200   $131   $227
NASDAQ Stock Market     [square]       100    127    147    158    176    239
NASDAQ Financial Stocks [triangle]     100    139    198    206    231    318

<F1>  Assumes $100 invested on March 31, 1991 in (1) Metropolitan Bancorp
(MSEA) Common Stock, (2) NASDAQ Financial Stocks, and (3) NASDAQ Stock Market (U.S. Companies). The graph then observes, in each case, stock price growth and dividends paid (assuming dividend reinvestment) over the following five years. All NASDAQ Indices prepared by Center for Research in Security Prices at the University of Chicago (CRSP). A list of the companies included in the indices is available upon request.

Beneficial Ownership
   The following table sets forth the beneficial ownership of Common Stock as of May 1, 1996, by: (a) each director, (b) each named executive officer, (c) all directors and executive officers as a group, and (d) each person known by the Company to own beneficially 5% or more of the Common Stock.

                             Shares of Common Stock         Percent
Name                         Beneficially Owned<F1>         of Class
John F. Clearman                  10,700<F1>                  *<F3>
David C. Cortelyou                 9,700<F2>                  *<F3>
Allen E. Doan                     39,320<F2>                  1.06
W. Gordon Dowling                110,690<F2><F4>              2.98
John H. Fairchild                362,637                      9.77
Virgil Fassio                     21,700<F2>                  *<F3>
H. Dennis Halvorson               12,500<F5>                  *<F3>
Larry O. Hillis                   52,926<F2>                  1.42
John J. Knight                    37,760<F2>                  1.02
Patrick F. Patrick               134,725<F6>                  3.57
Michael M. Pete                   23,000<F7>                  *<F3>

Heartland Advisors, Inc.         468,950<F8>                 12.64
790 N. Milwaukee St.
Milwaukee, WI  53202

All Executive Officers and       927,917<F9>                 24.05
Directors as a Group(13 persons)

<F1>  Includes shares owned by spouses, other immediate family members, in trust and other forms of ownership, over which the person named in the table possesses shared voting and/or investment power.
<F2>  Includes options to purchase 6,600 shares exercisable within 60 days of
      May 1, 1996.
<F3>  Less than 1%.
<F4>  Includes 3,090 shares owned by Mr. Dowling directly.  Also includes
      90,000 shares owned in partnership with Mr. Herman Anderson and 11,000 shares owned by Mr. Anderson for which Mr. Dowling holds voting rights.
<F5>  Includes options to purchase 4,400 shares exercisable within 60 days of
      May 1, 1996.
<F6>  Includes options to purchase 60,500 shares exercisable within 60 days of
      May 1, 1996.
<F7>  Includes options to purchase 20,000 shares exercisable within 60 days of
      May 1, 1996.
<F8>  Based on publicly available information reported as of December 31,
      1995.
<F9>  Includes 94,659 shares owned and options to purchase 17,600 shares exercisable within 60 days of May 1, 1996, that are held by executive officers of the Company and its subsidiaries other than those named above.

					INDEPENDENT AUDITORS

   The firm of Deloitte & Touche LLP has been selected to continue as the Company's independent auditors for the year ending March 31, 1997. Deloitte & Touche LLP will have one or more representatives at the Meeting to respond to questions and to make a statement if they desire.

					   OTHER MATTERS

   The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted with respect thereof in accordance with the judgment of the person or persons voting the proxies.

				    SOLICITATION OF PROXIES

   The proxy accompanying this Proxy Statement is solicited by the Board of Directors of the Company. The cost of solicitation of proxies will be borne by the Company. The Company also will reimburse brokerage firms and other custodians, nominees and fiduciaries for the reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company's Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone, telex, telegraph or messenger without additional compensation.

					FINANCIAL INFORMATION

   The Company's Annual Letter to Shareholders and Form 10-K for the fiscal year ended March 31, 1996, accompany this Proxy Statement. Such reports are not to be treated as part of the proxy solicitation materials or as having been incorporated herein by reference.

					SHAREHOLDER PROPOSALS

   In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Company's main office at 1520 4th Avenue, Seattle, Washington, 98101-1648, between the dates of April 17, 1997 and May 17, 1997. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

						By Order of the Board of Directors

						/s/  Edwin C. Hedlund

						Edwin C. Hedlund
						Secretary
June 12, 1996

					    FORM 10-K

A COPY OF THE COMPANY'S FORM 10-K AS FILED WITH THE SEC HAS BEEN FURNISHED WITHOUT CHARGE TO SHAREHOLDERS AS OF THE RECORD DATE. AN ADDITIONAL COPY WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS UPON WRITTEN OR ORAL REQUEST TO EDWIN C. HEDLUND, SECRETARY, METROPOLITAN BANCORP, 1520 4TH AVENUE, SEATTLE, WASHINGTON 98101-1648, TELEPHONE (206) 625-1818.

					REVOCABLE PROXY
				    METROPOLITAN BANCORP
			 1996 ANNUAL MEETING OF SHAREHOLDERS

This proxy is solicited on behalf of the Board of Directors of Metropolitan Bancorp for the 1996 Annual Meeting of Shareholders to be Held July 17, 1996. The undersigned hereby appoints the official proxy committee consisting of all members of the Board of Directors of Metropolitan Bancorp, with full powers of substitution to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of Metropolitan Bancorp which the undersigned is entitled to vote at the Annual Meeting of Shareholders, to be held at the Washington Athletic Club, Noble Room, 1325 Sixth Avenue, Seattle, Washington, 98101, on Wednesday, July 17, 1996, at @:00 p.m. and at any and all adjournments thereof, as follows:

                                              For       Vote Withheld
1.  The election of directors of all
    nominees listed below (except as
    marked to the contrary below).

For Three-Year Terms

David C. Cortelyou, John H. Fairchild, Virgil Fassio

The Board of Directors recommends a vote "for" each of the nominees for director.

				   (continued on other side)

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTION ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES LISTED. If any other business is presented at the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the meeting.. This proxy also confers discretionary authority on the official proxy committee to vote with respect to the election of any person as director where the nominee is unable to serve or for good cause will not serve, and matters incident to the conduct of the 1996 annual meeting.

Please sign exactly as name appears on label. When shares are held by joint tenants, both should sign. Persons signing in a representative capacity should give their title.

Please mark, date, sign and promptly return this proxy card.

Date

Shareholder sign above

Co-holder sign above (if held jointly)